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                         [LETTERHEAD OF ALLISON ENGINE COMPANY]



November 13, 1997

National Airmotive Corporation
7200 Earhart Road
Oakland International Airport
Oakland, California  94621-4504

Attention:    Mr. Fred Groth, Vice President

Subject:      Allison Model 250 Authorized Maintenance Center (AMC) Agreement

Dear Fred:

The following message has been transmitted by facsimile transmission then expressed mailed (two original copies) to all Allison Engine Company Model 250 Authorized Maintenance Centers (AMCs).

The current Model 250 Aircraft Engine Authorized Maintenance Center Agreement automatically terminates December 31, 1997. In order that Allison can present a "draft" of the new Agreement and Policy Manual for your review and to allow you a minimum of thirty days for consideration and discussions, Allison is offering a ninety-day extension until March 31, 1998, to the current AMC Agreement.

If the offer is acceptable, please countersign below and return on or before December 5, 1997. If the extension is not acceptable, your Allison Model 250 Aircraft Engine Authorized Maintenance Center Agreement will automatically terminate on December 31, 1997.

The attachment offers our plan to implement the new agreement.

If you have any questions, please do not hesitate to contact us.

Regards,

ALLISON ENGINE COMPANY                    CONCURRENCE:

                                          Frederick Groth         17 Nov 97
/s/ W.L. Fesler                           ----------------------------------
-------------------------                 Name                      Date
W.L. Fesler, Manager                      Vice President, Light Turbines
250 AMC/Fleet Operations                  ----------------------------------
                                          Title
Attachment                                National Airmotive Corporation
                                          ----------------------------------
                                          Authorized Maintenance Center